Exhibit 99.1

FOR IMMEDIATE RELEASE

CLEVELAND BIOLABS REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS AND DEVELOPMENT PROGRESS

Buffalo, NY - May 15, 2018 - Cleveland BioLabs, Inc. (NASDAQ:CBLI) today reported financial results and development progress for the first quarter ended March 31, 2018.

Cleveland BioLabs reported a net loss of $(1.2) million, excluding minority interests, for the first quarter of 2018, or $(0.11) per share, compared to a net loss, excluding minority interests, of $(1.7) million, or $(0.15) per share, for the same period in 2017. The decrease in net loss was primarily due to a non-cash adjustment to our warrant liabilities and reduced operating costs partially offset by reduced revenue.

As of March 31, 2018, the Company had $7.7 million in cash, cash equivalents and short-term investments, which, based on the Company’s current operational plan, is estimated to fund operations for at least one year beyond the filing date of our Form 10-Q.

Yakov Kogan, Ph.D., MBA, Chief Executive Officer, stated, “The past quarter was one of important progress for the company and our Entolimod program. We continued our pursuit of a pre- Emergency Use Authorization (“pre-EUA”) with the U.S. Food and Drug Administration (“FDA”) and a Marketing Authorization Application (“MAA”) with the European Medicines Agency (“EMA”) for entolimod as a medical radiation countermeasure.”

“As previously reported, the company has received Day 120 review questions from EMA regarding the MAA for entolimod and a formal notification that responses to these questions should be submitted to the agency by September 14, 2018. Consistent with the FDA review of the company's pre-EUA application, several of the EMA review questions focused on the comparability between the entolimod formulation used in prior safety and efficacy studies and the formulation proposed for commercialization. The analytical analysis of the specimens collected during an in-vivo biocomparability study in non-human primates to address these comparability questions is ongoing," added Dr. Kogan. "Other Day 120 questions from the EMA are generally similar to those discussed in the past with the FDA, and include questions on validation of various aspects of manufacturing, the animal-to-human dose-conversion strategy, and the human safety database."

Further Financial Results

Revenue for the first quarter of 2018 decreased to $0.2 million compared to $0.6 million for the first quarter of 2017. The decrease was primarily due to decreased revenue from our Joint Warfighter Medical Research Program contract from the Department of Defense for the continued development of the entolimod as a medical radiation countermeasure.

Research and development costs for the first quarter of 2018 decreased to $1.3 million compared to $1.4 million for the first quarter of 2017. The reduction in research and development costs is primarily due to reductions in entolimod for biodefense applications partially offset by increases in the entolimod family of compounds for oncology.

General and administrative costs for the first quarter of 2018 decreased to $0.7 million compared to $0.8 million for the first quarter of 2017. This decrease was primarily attributable to reductions in personnel and other operating costs in connection with cost savings efforts to streamline operations.

About Cleveland BioLabs, Inc.
Cleveland BioLabs, Inc. is an innovative biopharmaceutical company developing novel approaches to activate the immune system and address serious medical needs. The company’s proprietary platform of Toll-like immune receptor activators has applications in radiation mitigation, immuno-oncology, and vaccines. The company’s most advanced product candidate is entolimod, which is being developed as a medical radiation countermeasure for the prevention of death from acute radiation syndrome, an immunotherapy for oncology and other indications. The company conducts business in the United States and in the Russian Federation through a wholly-owned subsidiary, BioLab 612, LLC, and a joint venture with Joint Stock Company RUSNANO, Panacela Labs, Inc. The company maintains strategic relationships with the Cleveland Clinic and Roswell Park Cancer Institute. To learn more about Cleveland BioLabs, Inc., please visit the company's website at http://www.cbiolabs.com.

This press release contains certain forward-looking information about Cleveland BioLabs that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts. Words and phrases such as "potential," "may," "future," "will," "plan," "anticipate," "believe," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the company's future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, research and clinical analyses and trials, regulatory approvals or the impact of any laws or regulations applicable to the company, and plans and objectives of management for future operations. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.
Factors that could contribute to such differences include, among others, the risks inherent in the early stages of drug development and in conducting clinical trials; the company's plans and expectations with respect to future clinical trials and commercial scale-up activities; the company's ability to attract collaborators with development, regulatory and commercialization expertise and the financial risks related to those relationships; the company's ability to comply with its obligations under license agreements; the company's inability to obtain regulatory approval in a timely manner or at all; the commercialization of the company's product candidates, if approved; the company's plans to research, develop and commercialize its product candidates; future agreements with third parties in connection with the commercialization of any approved product; the size and growth potential of the markets for the company's product candidates, and its ability to serve those markets; the rate and degree of market acceptance of the company's product candidates; the company's history of operating losses and the potential for future losses, which may lead the company to not be able to continue as a going concern; regulatory developments in the United States and foreign countries; the performance of the company's third-party suppliers and manufacturers; and the success of competing therapies that are or may become available. Some of these factors could cause future results to materially differ from the recent results or those projected in forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring or arising after the date on which such statement is made, except as may be required by law. See also the "Risk Factors" and "Forward-Looking Statements" described in the company's periodic filings with the Securities and Exchange Commission.
Contact:
Yakov Kogan, Chief Executive Officer
Cleveland BioLabs, Inc.

T: (716) 849-6810 ext. 329
E: investor.relations@cbiolabs.com

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,586,340	$4,230,548
Short-term investments	3,097,266	4,561,357
Accounts receivable	372,824	554,468
Other current assets	251,630	233,617
Total current assets	8,308,060	9,579,990
Equipment, net	32,258	18,588
Other long-term assets	29,405	30,684
Total assets	$8,369,723	$9,629,262
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$267,953	$201,396
Accrued expenses	1,355,374	970,547
Accrued warrant liability	532,913	1,041,455
Total current liabilities	2,156,240	2,213,398
Non-current liabilities	—	7,494
Total liabilities	2,156,240	2,220,892
Stockholders’ equity:
Preferred stock, $.005 par value; 1,000,000 shares authorized as of March 31, 2018 and December 31, 2017, respectively, 0 shares issued and outstanding as of March 31, 2018 and December 31, 2017	—	—
Common stock, $.005 par value; 25,000,000 shares authorized as of March 31, 2018 and December 31, 2017, respectively, 11,298,239 and 11,279,834 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	56,487	56,395
Additional paid-in capital	163,161,523	163,106,400
Other comprehensive loss	(510,299)	(516,457)
Accumulated deficit	(161,671,222)	(160,446,612)
Total Cleveland BioLabs, Inc. stockholders’ equity	1,036,489	2,199,726
Noncontrolling interest in stockholders’ equity	5,176,994	5,208,644
Total stockholders’ equity	6,213,483	7,408,370
Total liabilities and stockholders’ equity	$8,369,723	$9,629,262
See Notes to Consolidated Financial Statements

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended March 31,
	2018	2017
Revenues:
Grants and contracts	$227,576	$574,974
Operating expenses:
Research and development	1,336,470	1,416,998
General and administrative	727,193	777,424
Total operating expenses	2,063,663	2,194,422
Loss from operations	(1,836,087)	(1,619,448)
Other income (expense):
Interest and other income	69,476	49,289
Foreign exchange gain (loss)	(383)	(8,230)
Change in value of warrant liability	508,542	(121,698)
Total other income (expense)	577,635	(80,639)
Net loss	(1,258,452)	(1,700,087)
Net loss attributable to noncontrolling interests	33,842	36,393
Net loss attributable to Cleveland BioLabs, Inc.	$(1,224,610)	$(1,663,694)
Net loss attributable to common stockholders per share of common stock, basic and diluted	$(0.11)	$(0.15)
Weighted average number of shares used in calculating net loss per share, basic and diluted	11,280,553	10,987,166
See Notes to Consolidated Financial Statements

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
Cash flows used in operating activities	$(1,199,863)	$(2,318,154)
Cash flows provided by/(used in) investing activities	1,501,145	(810,624)
Cash flows provided by financing activities	55,215	—
Effect of exchange rate change on cash and equivalents	(705)	47,466
Increase (decrease) in cash and cash equivalents	355,792	(3,081,312)
Cash and cash equivalents at beginning of period	4,230,548	6,901,816
Cash and cash equivalents at end of period	$4,586,340	$3,820,504

See Notes to Consolidated Financial Statements